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                                                                     EXHIBIT 5.1



Shurgard Storage Centers, Inc.
1155 Valley Street
Suite 400
Seattle, WA 98109-4426


               RE:    PROSPECTUS SUPPLEMENT IN CONNECTION WITH
                      REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

        We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Shurgard Storage Centers, Inc. (the "Company") of up to ___________ shares (the "[Firm] Shares") of the Company's ________ stock, $____ par value per share (the "_______ Stock"), [together with an additional ________ shares of ________ Stock if and to the extent the underwriters exercise an over-allotment option granted by the Company (the "Over-Allotment Shares")], and the preparation and filing of a prospectus supplement (the "Prospectus Supplement") to the Company's registration statement on Form S-3 (the "Registration Statement"), as amended, under the Securities Act of 1933, as amended (the "Securities Act"), which Prospectus Supplement you are filing with the Securities and Exchange Commission with respect to the [Firm] Shares [and the Over-Allotment Shares (collectively, the "Shares")].

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

        (a) the filing and effectiveness of the Prospectus Supplement and any amendments thereto,

        (b) due execution by the Company and registration by its registrar of the [Firm] Shares [and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares],

        (c) the offering and sale of the [Firm] Shares [and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares], as contemplated by the Prospectus Supplement, and

        (d) receipt by the Company of the consideration required for the [Firm] Shares [and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares,] to be sold by the Company as contemplated by the Prospectus Supplement, the [Firm] Shares [and, to the extent the underwriters exercise their over-allotment option, the Over-Allotment Shares] will be duly authorized, validly issued, fully paid and nonassessable.




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        We hereby consent to the filing of this opinion as an exhibit to the
Prospectus Supplement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                            Very truly yours,




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Opinion letter prepared by:


_______________________________________


Approved by:


_______________________________________


Approved as to form by second partner:


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